UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2015

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, McEwen Mining Inc. (the “Company”) issued a press release announcing the appointment of Colin Sutherland as President of the Company, a role previously included in Nathan Stubina’s responsibilities as Managing Director. Mr. Sutherland’s appointment was effective December 30, 2015. A copy of the press release is attached to this report as Exhibit 99.1. Following the appointment of Mr. Sutherland, Mr. Stubina will remain Managing Director of the Company and focus on technology and productivity initiatives.

Prior to joining the Company, Mr. Sutherland served as Chief Executive Officer and Managing Director of the Toka Tindung gold mine in Indonesia on behalf of the mine’s major shareholder, a position he held from November 2013 until December 2015. From March 2012 until November 2013, Mr. Sutherland served as the Chief Executive Officer, Managing Director, and Chief Financial Officer of Archipelago Resources Plc, a gold mining company organized under the laws of the United Kingdom with securities formerly traded on AIM of the London Stock Exchange. Archipelago Resources was the owner of the Toka Tindung mine. From June 2011 until March 2012, Mr. Sutherland served as the Chief Financial Officer of Timmins Gold Corp., a Canadian gold mining company with securities traded on the Toronto Stock Exchange (TSX) and NYSE MKT. From August 2010 until June 2011, Mr. Sutherland served as the President of Capital Gold Corp., a Delaware corporation engaged in gold mining with securities formerly traded on the TSX and NYSE Amex (now, NYSE MKT). Prior to working for Capital Gold, Mr. Sutherland held other financial and operational positions in the mining industry. Mr. Sutherland, age 44, holds a Bachelor of Business Administration from Saint Francis Xavier University in Nova Scotia and has been a Chartered Professional Accountant in Canada since 1997.

In connection with his appointment, Mr. Sutherland will be paid a salary of Cdn $300,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Mr. Sutherland is also entitled to earn a performance bonus of Cdn $100,000 or greater annually in the discretion of the Board and based on achievement of certain key performance indicators.  Mr. Sutherland's employment agreement provides certain severance benefits and change of control protections.  Additionally, Mr. Sutherland was granted an option to purchase up to 400,000 shares of the Company’s common stock at a price of $1.10 per share, on November 27, 2015 (the “Grant Date”), subject to, among other things, his acceptance of and commencement of employment. The options expire five years from the Grant Date and vest one-third on the first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date, and one-third on the third anniversary of the Grant Date, so long as Mr. Sutherland remains an employee of or consultant to the Company. The options are subject to the terms and conditions of the Amended and Restated McEwen Mining Inc. Equity Incentive Plan. A copy of Mr. Sutherland’s employment agreement is attached to this report as Exhibit 10.1 and the summary of such Exhibit in this report is expressly qualified by reference to such Exhibit.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibits are filed or furnished with this report:

10.1                        Employment Agreement between McEwen Mining Inc. and Colin Sutherland dated November 27, 2015

99.1                        Press release dated January 4, 2016

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: January 6, 2016	By:	/s/ Carmen Diges
Carmen Diges,
General Counsel

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement between McEwen Mining Inc. and Colin Sutherland dated November 27, 2015

99.1	Press release dated January 4, 2016